SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):): _____ May 4, 2004

THE ARISTOTLE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE                                                                  0-14669                                                                06-116854

(State or other                                                  (Commission File Number)                                      (IRS Employer

jurisdiction of incorporation)                                                                                                              Identification No.)

96 Cummings Point Road, Stamford, CT                                                           06902

                                          (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code: (203) 358-8000

(Former name or former address, if changed since last report)

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Item 7. Exhibits.

Exhibit 99.1 - Press release of The Aristotle Corporation, dated May 4, 2004.

Item 12. Disclosure of Results of Operations and Financial Condition.

On May 4, 2004, The Aristotle Corporation issued a press release announcing financial results for the quarter ended March 31, 2004, a copy of which is attached as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION

(Registrant)

By: /s/ H. William Smith

Name: H. William Smith

Title: Vice President, General Counsel

and Secretary

Date: May 5, 2004

EXHIBITS

Exhibit 99.1 Press release issued May 4, 2004.

Exhibit 99.1

For Immediate Release News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203)358-8000 or (920)563-2446

Fax: (203)358-0179 or (920)563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Announces

2004 First Quarter Results

Stamford, CT, May 4, 2004 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today results of operations for the first quarter of 2004.

For the three months ended March 31, 2004, net sales increased 10.1% to $39.0 million from $35.4 million in the first quarter of 2003. Earnings before income taxes increased to $5.0 million from $3.2 million, and net earnings increased to $3.1 million, compared to $2.0 million in the same quarter last year. Net income applicable to common stockholders in the first quarter of 2004 was $0.9 million, or $.05 per diluted common share, which includes the accretion of $2.2 million of preferred dividends on the Series I and Series J preferred stocks issued on June 17, 2002. For the 2003 first quarter, net loss applicable to common stockholders was $.2 million, or ($.01) per diluted common share. The prior year's results also include the accretion of $2.2 million of preferred dividends.

Although the reported earnings for the first quarters of 2004 and 2003 are shown after-tax, approximately $1.5 million and $1.0 million, respectively, of cash from operations was retained in Aristotle as a result of the utilization of Federal net operating tax loss carryforwards. Except for Federal alternative minimum tax obligations arising from limitations on the utilization of Federal net operating tax loss carryforwards in 2004 and future years, Aristotle anticipates that the utilization of available Federal net operating tax loss carryforwards to offset future Federal taxable income will result in Aristotle not using its cash resources to pay Federal income taxes for approximately the next three years. At March 31, 2004, the Condensed Consolidated Balance Sheet contains a net deferred tax asset of $21.8 million, net of a valuation allowance of $11.0 million. Substantially all of this net deferred tax asset relates to Federal net operating tax loss carryforwards. The valuation allowance has been established to reflect the estimate of Federal net operating tax loss carryforwards that will expire unused.

Steven B. Lapin, Aristotle's President and Chief Operating Officer, commented, "We are very pleased with the 10% growth in revenues achieved in the first quarter of this year, especially given continued education budget challenges. Your Company serviced this revenue growth with operating efficiencies implemented in the past 12 months, which yielded a 48.3% growth in EBITDA for this first quarter compared to the same period last year. Although the first quarter performance is not necessarily indicative of how your Company will perform throughout 2004, the first quarter results demonstrate the cumulative effects of continuous efforts to maximize the efficiency of each business unit to deliver comprehensive product offerings with unsurpassed customer service."

Dean T. Johnson, Aristotle's Chief Financial Officer, noted, "As a further measure of the improved first quarter performance, Aristotle generated $.3 million of cash from operating activities, compared to using $.8 million of cash for operating activities in the same quarter last year. At the same time that revenues and earnings have improved, management has maintained investments in inventory, receivables and other working capital components at levels appropriate for this time in our annual business cycle."

In providing EBITDA information, Aristotle offers a non-GAAP financial measure to complement its condensed consolidated financial statements presented in accordance with GAAP. This non-GAAP financial measure is intended to supplement the reader's overall understanding of Aristotle's current financial performance. However, this non-GAAP financial measure is not intended to supercede or replace Aristotle's GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Net Earnings to EBITDA" schedule below. EBITDA is defined as earnings before interest and other income, income taxes, depreciation and amortization.

About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health, medical technology and agricultural products. A selection of over 80,000 items is offered, primarily through catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Simulaids, Triarco, Summit Learning, Hubbard Scientific, Scott Resources, Spectrum Educational Supplies, Haan Crafts and To-Sew. Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials, medical simulators and items for the agricultural, senior care and food industries. Aristotle has approximately 800 employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MN, Woodstock, NY, Chippewa Falls, WI, Otterbein, IN and Newmarket, Ontario, Canada.

There are approximately 17.1 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and approximately 1.1 million shares outstanding of 11%, cumulative, convertible, voting, Series I preferred stock (NASDAQ: ARTLP); there are also approximately 11.0 million privately-held shares outstanding of 12%, cumulative, non-convertible, non-voting Series J preferred stock. Aristotle has about 4,000 shareholders of record.

Further information about Aristotle can be obtained on its website, at www.aristotlecorp.net.

______________ __________________________________________________________

______________ __________________________________________________________

Safe Harbor under Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired companies; (iv) the ability of Aristotle to retain and utilize its federal net operating tax loss carryforward position; and (v) general economic conditions. As a result, Aristotle's future development efforts involve a high degree of risk. For further information, please see Aristotle's filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K.

THE ARISTOTLE CORPORATION

RECONCILIATION OF GAAP NET EARNINGS TO EBITDA

(Unaudited)

(in thousands)

                                                                                                                         Three Months

                                                                                                                        Ended March 31,
	2004	2003

Earnings before interest, taxes, depreciation and amortization (EBITDA): Net earnings Add: Income tax expense Add: Other, net Add: Interest expense Add: Depreciation and amortization EBITDA	$ 3,045 1,925 30 313 416 $ 5,729	$ 1,952 1,241 (49) 308 410 $ 3,862

THE ARISTOTLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

                                                                                                            Three Months

                                                                                                          Ended March 31,
	2004	2003

	(In Thousands*)
Net sales	$ 39,020	$ 35,441
Cost of sales	23,831	22,203
Gross profit	15,189	13,238

Selling and administrative expenses	9,876	9,786
Earnings from operations	5,313	3,452

Other expense (income) Interest expense Other, net	313 30 343	308 (49) 259
Earnings before income taxes	4,970	3,193

Income tax expense: Current Deferred	456 1,469 1,925	209 1,032 1,241

Net earnings	3,045	1,952
Preferred dividends	(2,163)	(2,150)
Net income (loss) applicable to common stockholders	$ 882	$ (198)

Earnings (loss) per common share: Basic Diluted	$ .05 $ .05	$ (.01) $ (.01)
Weighted average common shares outstanding: Basic Diluted *Except share and per share amounts	17,099,002 17,280,043	17,031,687 17,031,687

THE ARISTOTLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

                                                                      March 31,                                         December 31,                         March 31,
	2004	2003	2003
	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$ 1,766	$ 5,566	$ 4,960
Accounts receivable, net	15,082	11,881	14,192
Inventories	31,718	29,157	29,942
Deferred income taxes Other current assets Total current assets	8,184 5,890 62,640	8,184 5,942 60,730	7,251 7,722 64,067
Deferred income taxes	13,612	15,081	20,729
Property, plant and equipment, net	17,038	17,340	11,556
Goodwill and other assets	11,893	11,963	7,434
Total assets	$ 105,183	$ 105,114	$ 103,786
LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$ 3,584	$ 1,415	$ 9,143
Other liabilities Accrued dividends payable Total current liabilities	11,303 - 14,887	10,411 2,154 13,980	9,860 - 19,003
Long-term debt, less current maturities	29,369	31,290	29,154
Stockholders' equity	60,927	59,844	55,629
	$ 105,183	$ 105,114	$ 103,786